      As filed with the Securities and Exchange Commission on March 6, 2002

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   BUCA, INC.
             (Exact name of Registrant as specified in its charter)

                MINNESOTA                                       41-1802364
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                        Identification No.)

      1300 NICOLLET MALL, SUITE 5003
          MINNEAPOLIS, MINNESOTA                                   55403
 (Address of principal executive offices)                        (Zip Code)


                       BUCA KEY EMPLOYEE SHARE OPTION PLAN
                            (Full title of the plan)

                              JOSEPH P. MICATROTTO
                                   BUCA, INC.
                         1300 NICOLLET MALL, SUITE 5003
                          MINNEAPOLIS, MINNESOTA 55403
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 288-2382
                                                                --------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            Proposed
                                                     Proposed                maximum
         Title of                  Amount             maximum               aggregate               Amount of
       securities to               to be           offering price            offering              registration
       be registered             registered          per share                price                    fee
--------------------------------------------------------------------------------------------------------------------
BUCA Key Employee Share
Option Plan Obligations (1)      $7,000,000             N/A                 $7,000,000                 $644
====================================================================================================================

(1) The BUCA Key Employee Share Option Plan Obligations are unsecured obligations of BUCA, Inc. to pay deferred compensation in the future in accordance with the terms of the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of BUCA, Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission") as of their respective dates, are incorporated in this Registration Statement by reference and made a part hereof:

     (1) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000 (File No. 0-25721).

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, July 1, and September 30, 2001.

     (3) The Company's Current Reports on Form 8-K, and Amended Current Reports on Form 8-K/A, filed March 1, 2, and 12, June 7, October 5 and 24, and December 17, 2001 and January 15, and 28, 2002.

     (4) The description of the Company's Common Stock that is contained in the Company's Registration Statement on Form 8-A filed April 7, 1999 under the Securities Exchange Act and all amendments and reports filed for the purpose of updating that description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or that deregisters all shares of the securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The BUCA Key Employee Share Option Plan (the "Plan") provides eligible employees (each, a "Participant") of the Company and its subsidiaries with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. Deferred amounts will be replaced with options to purchase shares of registered mutual funds selected by the Company. The Plan also provides for outright awards of such options.

     The obligations registered hereunder cannot be alienated, sold, transferred, assigned, pledged, attached, garnished, or otherwise encumbered. Benefits under the Plan will be made in the form of the optioned property, may be received at any time after six months have elapsed from the date of grant, and expire upon the earliest of: (a) a predetermined period following a Participant's termination of employment, such periods varying from 90 days to ten years (as described in the plan) based on the reason for the Participant's termination of employment; and (b) ten years from the date the option was granted. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary. Participants are unsecured general creditors of the Company with respect to their Plan benefits, including payments under the obligations registered hereunder. Benefits are payable from the Company's general assets, and are subject to the risk of corporate insolvency.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 4.01 of the Company's By-Laws, the Company indemnifies its directors and officers to the extent permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by a reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit        Description
         -------        -----------

         4              BUCA Key Employee Share Option Plan.

         5              Opinion of Faegre & Benson LLP.

         23.1           Consent of Faegre & Benson LLP (included in Exhibit 5).

         23.2           Consent of Deloitte & Touche LLP.

         24             Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

     A. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 5th day of March, 2002.

                                       BUCA, INC.

                                       By /s/ Greg A. Gadel
                                          --------------------------------------
                                          Greg A. Gadel
                                          Chief Financial Officer, Treasurer
                                          and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 5, 2002.

         Signature                                      Capacity
         ---------                                      --------

Joseph P. Micatrotto*                     President and Chief Executive Officer
                                          (Principal Executive Officer) and
                                          Director


/s/ Greg A. Gadel                         Chief Financial Officer, Treasurer and
--------------------------                Secretary (Principal Financial and
Greg A. Gadel                             Accounting Officer)


Peter J. Mihajlov*        Director  )
Philip A. Roberts*        Director  )     A majority of the
John P. Whaley*           Director  )     Board of Directors
Paul Zepf*                Director  )


* Greg A. Gadel, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and directors of the Company pursuant to powers of attorney duly executed by such persons.

                                        By /s/ Greg A. Gadel
                                           -------------------------------------
                                           Greg A. Gadel,
                                           Attorney-in-Fact